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                                                                    EXHIBIT 99.1


(GRANTPRIDECO LOGO)                                                 NEWS RELEASE


INVESTOR RELATIONS CONTACTS:                                      MEDIA CONTACT:
Jay M. Mitchell                                                       John Beltz
Treasurer                                         V. P. Marketing Communications
(832) 681-8558                                                    (832) 681-8502
jay.mitchell@grantprideco.com                        john.beltz@grantprideco.com


                           GRANT PRIDECO ANNOUNCEMENT

         HOUSTON, DECEMBER 3, 2003 -- Grant Prideco, Inc. (NYSE:GRP) today announced that Louis A. Raspino, Senior Vice President and CFO, has resigned from the company to accept a position at Pride International.

         Chairman and CEO, Michael McShane commented, "We are obviously disappointed to accept Lou's resignation. He has been an integral part of the senior management team since his arrival in 2001, and he has been especially supportive of me personally during my transition. All of us at Grant Prideco wish him the very best at Pride international. We've already begun the search for a replacement and hope to make an announcement regarding such in the near future."

         Grant Prideco (http://www.grantprideco.com), headquartered in Houston, Texas, is the world leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology, manufacturing, sales and service; a leading provider of high-performance engineered connections and premium tubulars in North America; and a provider of products, services and technological solutions to offshore markets worldwide.


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                               Grant Prideco, Inc.
             1330 Post Oak Blvd, Suite 2700 * Houston, TX USA 77056
         Tel: 832.681.8000 * Toll Free: 866.472.6861 * Fax: 832.681.8699
                              WWW.GRANTPRIDECO.COM